Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-233159) of W. P. Carey Inc. of our report dated February 24, 2022 relating to the financial statements and financial statement schedules of Corporate Property Associates 18 – Global Incorporated, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 28, 2022